Exhibit 4.11

                             APOLLO GOLD CORPORATION

                             SUBSCRIPTION AGREEMENT

TWO COMPLETED AND ORIGINALLY EXECUTED COPIES OF THIS SUBSCRIPTION AGREEMENT AND APPLICABLE SCHEDULES MUST BE DELIVERED IN ACCORDANCE WITH ARTICLE 4 OF THIS SUBSCRIPTION AGREEMENT AS SOON AS POSSIBLE, AND, IN ANY EVENT, NO LATER THAN 11:00 A.M. (TORONTO TIME) ON DECEMBER 20, 2002.

TO:       APOLLO GOLD CORPORATION

AND TO:   BMO NESBITT BURNS INC. (THE "AGENT")

The undersigned (the "SUBSCRIBER") hereby confirms its irrevocable subscription for and offer to purchase from Apollo Gold Corporation (the "CORPORATION") that number of units of the Corporation (the "UNITS") set out below at a price of $2.40 per Unit. Each Unit consists of one common share in the capital of the Corporation (a "PURCHASED SHARE") and one-half of one common share purchase warrant (each whole common share purchase warrant, a "WARRANT"). Each Warrant entitles the holder, upon exercise at any time on or before the day that is four years from the Closing Date (as defined below), to acquire from the Corporation, at a price of $3.25 per Warrant, one common share in the capital of the Corporation (a "WARRANT SHARE"). The Subscriber agrees to be bound by the terms of this Subscription Agreement and, without limitation, agrees that the Corporation and the Agent may rely upon the Subscriber's covenants, representations and warranties herein.


______________________________________________________
(Name of Subscriber - please print)


Account Reference:____________________________________


By:___________________________________________________
Authorized Signature


______________________________________________________
(Official Capacity or Title - please print)


______________________________________________________
(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)


______________________________________________________
(Subscriber's Address)
______________________________________________________

______________________________________________________

______________________________________________________
(Telephone Number)


REGISTER THE PURCHASED SHARES, THE WARRANTS AND THE
---------------------------------------------------
WARRANT SHARES AS SET FORTH BELOW:
----------------------------------

______________________________________________________
(Name)

______________________________________________________
(Account Reference, if applicable)

______________________________________________________
(Address)

______________________________________________________
(Telephone Number)


Number of Units:______________________________________



Aggregate Subscription Price:_________________________
                            (the "SUBSCRIPTION PRICE")

IF THE SUBSCRIBER IS SIGNING AS AGENT FOR A PRINCIPAL
(BENEFICIAL PURCHASER) AND IS NOT PURCHASING AS TRUSTEE OR
AGENT FOR ACCOUNTS FULLY MANAGED BY IT, COMPLETE THE
FOLLOWING:

______________________________________________________
(Name of Principal)

______________________________________________________
(Principal's Address)

______________________________________________________


DELIVER THE PURCHASED SHARES, THE WARRANTS AND THE
--------------------------------------------------
WARRANT SHARES AS SET FORTH BELOW:
----------------------------------

______________________________________________________
(Name)

______________________________________________________
(Account Reference, if applicable)

______________________________________________________
(Address)

______________________________________________________
(Contact Name)                      (Telephone Number)
                                                                             ii.


                                TABLE OF CONTENTS

                           ARTICLE 1 - INTERPRETATION

1.1     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
1.2     Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . . .2
1.3     Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . .2
1.4     Currency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
1.5     Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

                             ARTICLE 2 - SCHEDULES

2.1     Description of Schedules. . . . . . . . . . . . . . . . . . . . . . . .2

               ARTICLE 3 - SUBSCRIPTION AND DESCRIPTION OF UNITS

3.1     Subscription for the Units. . . . . . . . . . . . . . . . . . . . . . .3
3.2     Acceptance and Rejection of Subscription by the Corporation . . . . . .3

                              ARTICLE 4 - CLOSING

4.1     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
4.2     Conditions of Closing . . . . . . . . . . . . . . . . . . . . . . . . .4
4.3     Authorization of the Agent. . . . . . . . . . . . . . . . . . . . . . .5

    ARTICLE 5 - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION


  ARTICLE 6 - ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE
                                   SUBSCRIBER

6.1     Representations and Warranties of the Subscriber. . . . . . . . . . . .7
6.2     Acknowledgments of the Subscriber . . . . . . . . . . . . . . . . . . .9

       ARTICLE 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1     Survival of Representations, Warranties and Covenants of the
        Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
7.2     Survival of Representations, Warranties and Covenants of the
        Subscriber. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

                           ARTICLE 8 - MISCELLANEOUS

8.1     Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . 11
8.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
8.3     Time of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . 12
8.4     Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 12
8.5     Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
8.6     Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
8.7     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
8.8     Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
8.9     Enurement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                                                                            iii.


                    SCHEDULE "A" - THE TORONTO STOCK EXCHANGE

PRIVATE PLACEMENT QUESTIONNAIRE . . . . . . . . . . . . . . . . . . . . . . . A1
UNDERTAKING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A2


               SCHEDULE "B" - CERTIFICATE OF AN ACCREDITED OFFICER

EXHIBIT "A" - ACCREDITED INVESTORS IN BRITISH COLUMBIA AND ALBERTA. . . . . . B2
EXHIBIT "B" - ACCREDITED INVESTORS IN ONTARIO . . . . . . . . . . . . . . . . B3


                     SCHEDULE "C" - CERTIFICATE OF PURCHASER

FORM 8. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C1


             SCHEDULE "D" - ACKNOWLEDGEMENT OF INDIVIDUAL PURCHASER

BC FORM 45-903F1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D1


                  SCHEDULE "E" - LIST OF CONVERTIBLE SECURITIES

OUTSTANDING CONVERTIBLE SECURITIES OF APOLLO GOLD CORPORATION AS AT
DECEMBER 17, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E1

                                                                              1.


                           ARTICLE 1 - INTERPRETATION

1.1       DEFINITIONS

          Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

     "AGENT"  means  BMO  Nesbitt  Burns  Inc.

     "AGENCY AGREEMENT" means the agency agreement dated as of the Closing Date between the Agent and the Corporation in respect of the offering of Units.

     "AUDITED FINANCIAL STATEMENTS" means the audited financial statements of the Corporation as at, and for the years ended, December 31, 1999, 2000 and 2001 as filed with the Canadian securities regulators pursuant to the Securities Laws.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto are not open for business.

     "CLOSING" has the meaning ascribed to the term in Section 4.1.

     "CLOSING DATE" has the meaning ascribed to the term in Section 4.1.

     "CLOSING TIME" has the meaning ascribed to the term in Section 4.1.

     "COMMON SHARES" means the common shares in the capital of the Corporation.

     "CONTROL PERSON" means a person, company or combination of persons or companies described in clause (c) of the definition of "distribution" in subsection 1(1) of the Securities Act (Ontario).

     "CORPORATION" means Apollo Gold Corporation and includes any successor corporation to or of the Corporation.

     "MELLON" means CIBC Mellon Trust Company.

     "PERSON" means any individual, corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

     "PURCHASED SHARES" has the meaning ascribed to the term on the face page hereof.

     "SECURITIES" means, collectively, the Purchased Shares, the Warrants and the Warrant Shares.

     "SECURITIES LAWS" means, as applicable, the securities laws, the regulations, rules, rulings and orders in British Columbia, Alberta, Manitoba and Ontario, the applicable policy statements issued by the securities regulators in each of these provinces, and the rules of the TSX.

     "SUBSCRIPTION AGREEMENT" means this subscription agreement and any instrument amending this Subscription Agreement; "HEREOF", "HERETO", "HEREUNDER" and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression

                                                                              2.


     "ARTICLE" or "SECTION" followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

     "SUBSCRIPTION PRICE" has the meaning ascribed to the term on the face page of this Subscription Agreement.

     "TSX" means The Toronto Stock Exchange.

     "UNAUDITED FINANCIAL STATEMENTS" means the unaudited financial statements of the Corporation as at September 30, 2002, and for the periods then ended, as filed with the Canadian securities regulators pursuant to the Securities Laws.

     "UNIT" has the meaning ascribed to the term on the face page hereof.

     "WARRANT" has the meaning ascribed to the term on the face page hereof.

     "WARRANT SHARES" means the Common Shares issuable upon the exercise of the Warrants.

1.2       GENDER  AND  NUMBER

          Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3       ACCOUNTING  PRINCIPLES

          In this Subscription Agreement, "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means the accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor entity, applicable as at the date on which such principles are applied.

1.4       CURRENCY

          Unless otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

1.5       HEADINGS

          The division of this Subscription Agreement into Articles and Sections and the use of a table of contents and headings are for convenience of reference only and shall not affect the interpretation of this Subscription Agreement.

                              ARTICLE 2 - SCHEDULES

2.1       DESCRIPTION  OF  SCHEDULES

          The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

          Schedule  "A"  -  TSX  Private Placement Questionnaire and Undertaking

          Schedule  "B"  -  Alberta,  British  Columbia  and Ontario Residents -
                            Certificate  of  an  Accredited  Investor

          Schedule  "C"  -  Manitoba  Residents  -  Certificate  of  Purchaser

                                                                              3.


          Schedule  "D"  -  Acknowledgement  of  Individual  Purchaser

          Schedule  "E"  -  List  of  Convertible  Securities

                ARTICLE 3 - SUBSCRIPTION AND DESCRIPTION OF UNITS

3.1       SUBSCRIPTION  FOR  THE  UNITS

          The Subscriber hereby confirms its irrevocable subscription for and offer to purchase the Units from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement and the Warrants for the Subscription Price which is payable as described in Article 4.

3.2       ACCEPTANCE  AND  REJECTION  OF  SUBSCRIPTION  BY  THE  CORPORATION

          The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Units, in whole or in part, at any time prior to the Closing Time notwithstanding prior receipt by the Subscriber of a notice of acceptance of this subscription. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Agent representing the Subscription Price will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Price for that portion of the subscription for the Units which is not accepted will be promptly delivered to the Subscriber without interest or deduction.

                               ARTICLE 4 - CLOSING

4.1       CLOSING

          Delivery and payment of the Subscription Price will be completed (the "CLOSING") at the offices of Fogler, Rubinoff LLP, Toronto, at 2:00 p.m. (Toronto time) or such earlier or later time as agreed between the Corporation and the Agent (the "CLOSING TIME") on December 23, 2002 or such other place or date or time as the Corporation acting reasonably may decide (the "CLOSING DATE"). If by the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Corporation or waived by it, the Corporation shall deliver to the Subscriber

     (1)  a  certificate  representing  the  Purchased  Shares;

     (2)  a  certificate  representing  the  Warrants;  and

     (3) an opinion of counsel in form and content satisfactory to the Subscriber which shall include the following:

          (a)  the  corporate  status  and capital structure of the Corporation;

          (b) the enforceability of this Subscription Agreement and the Warrants;

          (c)  the  conditional  issue  and  listing  of  the  Purchased Shares;

          (d)  the  conditional  issue  and  listing  of the Warrant Shares; and

          (e) resale restrictions under Securities Laws applicable to the Securities.

                                                                              4.


          Contemporaneously therewith, the Subscriber will deliver to or to the direction of the Corporation, the Subscription Price by certified cheque or bank draft and such other documentation as may be required pursuant to the terms of this Subscription Agreement. If by the Closing Time, the terms and conditions contained in this Subscription Agreement (other than the documents required to be delivered by the Corporation to the Subscriber as described in section 4.1) have not been complied with to the satisfaction of the Corporation or waived by it, the Corporation will have no further obligations under this Subscription Agreement.

4.2       CONDITIONS  OF  CLOSING

          The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

     (1) payment by the Subscriber of the Subscription Price by certified cheque or bank draft in Canadian dollars payable to "BMO Nesbitt Burns Inc.";

     (2) the Subscriber having properly completed, signed and delivered two copies of this Subscription Agreement to:

                         BMO  Nesbitt  Burns  Inc.
                         Investment  and  Corporate  Banking
                         1  First  Canadian  Place
                         5th  Floor,  P.O.  Box  150
                         Toronto,  ON  M5X  1H3

                         Attention:  Egizio  Bianchini
                         Fax:  416-359-4459

     (3) the Subscriber having properly completed, signed and delivered a Private Placement Questionnaire and Undertaking to the TSX in the form attached hereto as Schedule "A"; and

     (4) the Subscriber having properly completed, signed and delivered the following documents as applicable:

          (a) if the Subscriber is a resident of British Columbia, Alberta or Ontario, a certificate set forth in Schedule "B" evidencing the Subscriber's (or others for whom the Subscriber is contracting) status as an accredited investor;

          (b) if the Subscriber is a resident of Manitoba, Form 8 attached hereto as Schedule "C"; and

          (c) if the Subscriber is an individual resident of British Columbia, B.C. Form 45-903F1 attached hereto as Schedule "D".

                                                                              5.


4.3       AUTHORIZATION  OF  THE  AGENT

          The Subscriber irrevocably authorizes the Agent, in its discretion, to act as the Subscriber's representative at the Closing, and hereby appoints the Agent, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber's place and stead:

     (1) to receive certificates representing the Purchased Shares and the Warrants, to execute in the Subscriber's name and on its behalf all closing receipts and required documents, and to complete and correct any document relating to the transactions contemplated by this Subscription Agreement and the Agency Agreement;

     (2) to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Subscriber's benefit contained in this Subscription Agreement, the Agency Agreement or any ancillary or related document;

     (3) to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the Agent in its sole discretion may determine; and

     (4) without limiting the generality of the foregoing, to negotiate, settle, execute, deliver and amend the Agency Agreement and to negotiate, settle and amend the terms of the Warrants.

              ARTICLE 5 - REPRESENTATIONS, WARRANTIES AND COVENANTS
                               OF THE CORPORATION

          The Corporation hereby represents and warrants to the Subscriber as follows and acknowledges that the Subscriber and the Agent are relying on such representations and warranties in connection with the transactions contemplated herein:

     (1) The Corporation is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and is in good standing under such laws. No proceedings have been instituted or are pending for the dissolution or liquidation of the Corporation.

     (2) The Corporation has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to sell, issue and deliver the Securities and to carry out and perform its obligations under the terms of this Subscription Agreement. This Subscription Agreement constitutes, and, once executed by the Corporation, the Securities will constitute, legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

     (3) The Corporation has taken all corporate and legal action necessary for the due authorization, execution and delivery by the Corporation of this Subscription Agreement, to sell and issue the Purchased Shares and the Warrants, and to carry out and perform its obligations under the terms of this Subscription Agreement and the Agency Agreement. The Corporation has reserved and allotted the Warrant Shares and, upon the exercise of the Warrants in accordance with their terms, the Warrant Shares will be issued and outstanding as fully paid and non-assessable Common Shares.

     (4) The authorized capital of the Corporation consists of an unlimited number of Common Shares.

                                                                              6.


     (5) At the close of business on December 16, 2002, 40,190,878 Common Shares were outstanding as fully paid and non-assessable shares.

     (6) The outstanding Common Shares of the Corporation are listed and posted for trading solely on the TSX. No order ceasing or suspending trading in any securities of the Corporation has been issued and no proceedings for such purpose are pending or, to the knowledge of the Corporation, threatened. As of the Closing Time, the Purchased Shares will be listed and posted for trading on the TSX subject to satisfaction of the usual conditions imposed by the TSX.

     (7) Mellon at its principal office in the City of Toronto has been duly appointed transfer agent and registrar for the Purchased Shares and Warrant Shares.

     (8) Except as disclosed in Schedule "E", no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right or privilege capable of becoming a right, agreement or option, for the purchase, subscription or issuance of any preference shares of the Corporation or any Common Shares or any other security convertible into or exchangeable for preference shares or Common Shares.

     (9) The Corporation is a reporting issuer, or the equivalent thereof, under the Securities Laws of British Columbia, Alberta, Manitoba and Ontario. The Corporation is not in default in any material respect of any requirement of the Securities Laws of the foregoing jurisdictions and the Corporation is not included on a list of defaulting reporting issuers maintained by the securities regulators of any of the foregoing jurisdictions.

     (10) As of the Closing Time, the Corporation will be a "qualifying issuer" under Multilateral Instrument 45-102 - Resale of Securities, such that the Securities will be subject to a statutory four-month hold period in Canada.

     (11) The Corporation is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation which has occurred and with respect to which the requisite material change report has not been filed.

     (12) The  Audited  Financial  Statements  and  the  Unaudited  Financial
          Statements:

          (a) have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

          (b) present fully, fairly and correctly, in all material respects, the assets, liabilities and financial condition of the Corporation as at the dates as of which such statements were prepared and the results of its operations and the changes in its financial position for the periods then ended; and

          (c) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation.

                                                                              7.


     (13) The execution and delivery of this Subscription Agreement, the Agency Agreement and the Warrants, the performance and compliance with the terms hereof and thereof and the completion of the transactions described herein and therein by the Corporation will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Corporation, the Securities Laws applicable to the Corporation, any material agreement to which the Corporation is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Corporation.

     (14) The Corporation is not a party to any actions, suits or proceedings which could materially affect its business or financial condition nor, to the knowledge of the Corporation, are any such actions, suits or proceedings threatened or pending.

          ARTICLE 6 - ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND
                          WARRANTIES OF THE SUBSCRIBER

6.1       REPRESENTATIONS  AND  WARRANTIES  OF  THE  SUBSCRIBER

          The Subscriber, on its own behalf and on behalf of others for whom it is contracting, hereby represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation and the Agent are relying on such representations and warranties in connection with the transactions contemplated herein:

     (1)  The  Subscriber  and  each beneficial purchaser for whom it is acting:
          (i) is a resident in the province set out on the face page of this Subscription Agreement, or (ii) is not a citizen or resident of Canada, or a corporation, partnership or other entity created in or organized under the laws of Canada or any province or territory thereof.

     (2) If the Subscriber is a resident of British Columbia, Alberta or Ontario, the Subscriber has completed and delivered to the Corporation the applicable certificate (dated as of the date hereof) set forth in Schedule "B" evidencing the Subscriber's (or if the Subscriber is acting as agent for a disclosed principal, such disclosed principal's) status as an eligible subscriber.

     (3) If the Subscriber is a resident of Manitoba, (i) the Subscriber is purchasing a sufficient number of Units such that the aggregate acquisition cost to the Subscriber is not less than $97,000; and (ii) the Subscriber has completed and delivered to the Corporation a Form 8 attached hereto as Schedule "C".

     (4) If the Subscriber is an individual resident of British Columbia, the Subscriber has completed and delivered to the Corporation B.C. Form 45-903F1 attached hereto as Schedule "D".

     (5) If the Subscriber, or any beneficial purchaser for whom it is acting, is not a person resident in Canada, the purchase of the Units by the Subscriber, or such beneficial purchaser, does not contravene any of the applicable securities legislation in the jurisdiction in which the Subscriber or such beneficial purchaser resides and does not give rise to any obligation of the Corporation or the Agent to prepare and file a prospectus or similar document or to register the Securities or to be registered with or to file any report or notice with any governmental or regulatory authority.

                                                                              8.


     (6) Neither the Subscriber nor any beneficial purchaser for whom it is acting will offer or sell the Securities in the United States or to a U.S. Person unless an exemption from the registration requirements under the United States Securities Act of 1933 and the securities laws of all applicable states of the United States is available.

     (7) The Subscriber has properly completed, executed and delivered a Private Placement Questionnaire and Undertaking to the TSX in the form set out in Schedule "A".

     (8) The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the purchase of the Units and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

     (9) In the case of a purchase of the Units by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of the Units, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation and/or the Agent may be required by law to disclose the identity of each beneficial purchaser for whom the Subscriber is acting.

     (10) In the case of a purchase of the Units by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber.

     (11) If  the  Subscriber  is:

          (a) a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to purchase the Units as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement;

          (b) a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

                                                                              9.


          (c) an individual, the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

     (12) Other than the Agent, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder's fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Units, the Subscriber covenants to indemnify and hold harmless the Corporation and the Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

     (13) The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person or an "insider" as such term is defined in the Securities Act (Ontario).

     (14) The Subscriber is neither a person in the United States nor a United States person (as such terms are defined in Regulation S under the United States Securities Act of 1933, as amended) and the Subscriber is not purchasing the Units for the account or benefit of a person in the United States or a United States person or for resale in the United States and confirms that the Units have not been offered to the Subscriber in the United States and that this Subscription Agreement has not been signed in the United States.

6.2       ACKNOWLEDGMENTS  OF  THE  SUBSCRIBER

          The Subscriber, on its own behalf and on behalf of others for whom it is contracting, acknowledges and agrees as follows:

     (1) No securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities.

     (2) The Securities are subject to statutory resale restrictions under the Securities Laws of the province in which the Subscriber resides and under other applicable securities laws.

     (3) The Subscriber, and each beneficial purchaser for whom it is contracting hereunder, have been advised to consult legal advisors with respect to trading in the Securities and with respect to the resale restrictions imposed by the Securities Laws in which the Subscriber resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods or other resale restrictions applicable to such securities, that the Subscriber (or others for whom it is contracting thereunder) are solely responsible (and neither the Corporation nor the Agent are in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial purchasers for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

     (4) The certificate representing the Purchased Shares and the Warrants will bear, and the certificates representing the Warrant Shares may bear, a legend referring to the resale restrictions referred to above.

     (5) The Subscriber has not received or been provided with a prospectus, offering memorandum, or sales or advertising literature and the Subscriber's decision to purchase the Units was not based upon, and the Subscriber has not relied upon, any verbal or written

                                                                             10.


          representations as to fact made by or on behalf of the Corporation or the Agent. The Subscriber's decision to purchase the Units was based solely upon information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Agent).

     (6) The Agent and its directors, officers, employees, agents and representatives assumes no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed.

     (7)  No  person  has  made  any  written  or  oral  representations:

          (a)  that  any person will resell or repurchase any of the Securities;

          (b)  that  any person will refund the Subscription Price of the Units;
               or

          (c) as to the future price or value of the Purchased Shares or any other Securities.

     (8) The purchase of the Units has not been made through or as a result of, and the distribution of the Units is not being accompanied by, any advertisement, including in electronic display, or general solicitation.

     (9) There are risks associated with the purchase of the Units and with an investment in the Securities and the Subscriber, and each beneficial purchaser for whom it is contracting hereunder, is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Units and other Securities, fully understands the terms of the Warrants and other Securities, and the restrictions on resale of the Securities, and is able to bear the economic risk of an investment in the Units and other Securities.

     (10) The Subscriber, and each beneficial purchaser for whom it is contracting hereunder, shall execute, deliver, file and otherwise assist the Corporation and the Agent with filing all documentation required by the applicable Securities Laws to permit the purchase of the Units and the issuance and delivery of the Purchased Shares, Warrants and Warrant Shares.

     (11) The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Units pursuant to such exemption, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber.

     (12) Neither the Units nor any of the other Securities have been or will be registered under the United States Securities Act of 1933 and none of the Securities may be offered or sold in the United States or to United States persons unless such Securities are registered under such Act or an exemption from the registration requirements of such Act is available.

                                                                             11.


     (13) The Subscriber, and each beneficial purchaser for whom it is contracting hereunder, is responsible for obtaining such legal advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement.

        ARTICLE 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
          CORPORATION

          The representations, warranties and covenants of the Corporation contained in this Subscription shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber and the Agent for a period of four years after the Closing Date.

7.2       SURVIVAL  OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
          SUBSCRIBER

          The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation or the Agent with respect thereto, shall continue in full force and effect for the benefit of the Corporation and the Agent for a period of four years after the Closing Date.

                            ARTICLE 8 - MISCELLANEOUS

8.1       FURTHER  ASSURANCES

          Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as reasonably may be necessary or desirable to complete the transactions contemplated herein.

8.2       NOTICES

     (1) Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

          (a)  in the case of the Corporation at:

               Apollo  Gold  Corporation
               c/o  Fogler,  Rubinoff  LLP
               Royal  Trust  Tower
               Suite  4400
               77  King  Street  West
               Toronto,  ON  M5K  1G8

               Attention:  Michael  Hobart
               Fax:  416-941-8852

                                                                             12.


               with  a  copy  to:

               Fogler,  Rubinoff  LLP
               Suite  4400,  P.O.  Box  95
               Royal  Trust  Tower
               Toronto-Dominion  Centre
               Toronto,  ON  M5K  1G8

               Attention:  Avi  Greenspoon
               Fax:  416-941-8852

          (b) in the case of the Subscriber, at the address specified on the face page hereof, with a copy to the Agent at:

               BMO  Nesbitt  Burns  Inc.
               Investment  and  Corporate  Banking
               1  First  Canadian  Place
               5th  Floor,  P.O.  Box  150
               Toronto,  ON  M5X  1H3

               Attention:  Egizio  Bianchini
               Fax:  416-359-4459

     (2) Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

     (3) Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

8.3       TIME  OF  THE  ESSENCE

          Time shall be of the essence of this Subscription Agreement and every part thereof.

8.4       COSTS  AND  EXPENSES

          All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

8.5       APPLICABLE  LAW

          This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

8.6       ENTIRE  AGREEMENT

          This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

8.7       COUNTERPARTS

          This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be executed either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

8.8       ASSIGNMENT

          This agreement may not be assigned by either party except with the prior written consent of the other party.

8.9       ENUREMENT

          This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

          IN WITNESS WHEREOF the parties have executed this Subscription Agreement under the hands of their respective proper officers in that behalf as of the date first above written.

                                        APOLLO GOLD CORPORATION


                                        Per: /s/
                                            -------------------------------
                                            Name:
                                            Title:


                                        ___________________________________
                                        Name of Subscriber


                                        By:________________________________
                                           Name:
                                           Title: